EXHIBIT 10.3

                          CREDIT AND SECURITY AGREEMENT

                          DATED AS OF JANUARY 31, 2003

                                      AMONG

                  MASSEY RECEIVABLES CORPORATION, AS BORROWER,

                  A.T. MASSEY COAL COMPANY, INC., AS SERVICER,

                      BLUE RIDGE ASSET FUNDING CORPORATION,

               THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO

                                       AND

                  WACHOVIA BANK, NATIONAL ASSOCIATION, AS AGENT
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                                TABLE OF CONTENTS

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
Article I The Advances................................................................   1
   Section 1.1       Credit Facility..................................................   1
   Section 1.2       Increases........................................................   2
   Section 1.3       Decreases........................................................   2
   Section 1.4       Deemed Collections; Borrowing Limit..............................   3
   Section 1.5       Payment Requirements.............................................   4
   Section 1.6       Ratable Loans; Funding Mechanics; Liquidity Fundings.............   4
Article II Payments and Collections...................................................   4
   Section 2.1       Recourse Obligations.............................................   4
   Section 2.2       Collections Prior to Amortization................................   5
   Section 2.3       Collections Following Amortization...............................   6
   Section 2.4       Payment Rescission...............................................   6
   Section 2.5       Calculation of CP Costs, Interest, Etc...........................   7
Article III Blue Ridge Funding........................................................   7
   Section 3.1       CP Costs.........................................................   7
   Section 3.2       [reserved].......................................................   7
   Section 3.3       CP Costs Payments................................................   7
   Section 3.4       Default Rate.....................................................   7
Article IV Liquidity Bank Funding.....................................................   7
   Section 4.1       Liquidity Bank Funding...........................................   7
   Section 4.2       Interest Payments................................................   8
   Section 4.3       Selection and Continuation of Interest Periods...................   8
   Section 4.4       Liquidity Bank Interest Rates....................................   8
   Section 4.5       Suspension of the LIBO Rate......................................   8
   Section 4.6       Default Rate.....................................................   9
Article V Representations and Warranties..............................................   9
   Section 5.1       Representations and Warranties of the Loan Parties...............   9
Article VI Conditions of Advances.....................................................  13
   Section 6.1       Conditions Precedent to Initial Advance..........................  13
   Section 6.2       Conditions Precedent to All Advances and Reinvestments...........  13
Article VII Covenants.................................................................  14
   Section 7.1       Affirmative Covenants of the Loan Parties........................  14
   Section 7.2       Negative Covenants of the Loan Parties...........................  23
Article VIII Administration and Collection............................................  24
   Section 8.1       Designation of Servicer..........................................  24
   Section 8.2       Duties of Servicer...............................................  25
   Section 8.3       Collection Notices...............................................  26
   Section 8.4       Responsibilities of Borrower.....................................  27
   Section 8.5       Monthly Reports..................................................  27
   Section 8.6       Servicing Fee....................................................  27
Article IX Amortization Events........................................................  27
   Section 9.1       Amortization Events..............................................  27
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
   Section 9.2       Remedies.........................................................  30
Article X Indemnification.............................................................  30
   Section 10.1      Indemnities by the Loan Parties..................................  30
   Section 10.2      Increased Cost and Reduced Return................................  34
   Section 10.3      Other Costs and Expenses.........................................  35
   Section 10.4      Allocations......................................................  35
Article XI The Agent..................................................................  35
   Section 11.1      Authorization and Action.........................................  35
   Section 11.2      Delegation of Duties.............................................  36
   Section 11.3      Exculpatory Provisions...........................................  36
   Section 11.4      Reliance by Agent................................................  37
   Section 11.5      Non-Reliance on Agent and Other Lenders..........................  37
   Section 11.6      Reimbursement and Indemnification................................  37
   Section 11.7      Agent in its Individual Capacity.................................  37
   Section 11.8      Successor Agent..................................................  38
Article XII Assignments; Participations...............................................  38
   Section 12.1      Assignments......................................................  38
   Section 12.2      Participations...................................................  39
Article XIII Security Interest........................................................  39
   Section 13.1      Grant of Security Interest.......................................  39
   Section 13.2      Termination after Final Payout Date..............................  40
Article XIV Miscellaneous.............................................................  40
   Section 14.1      Waivers and Amendments...........................................  40
   Section 14.2      Notices..........................................................  41
   Section 14.3      Ratable Payments.................................................  41
   Section 14.4      Protection of Agent's Security Interest..........................  42
   Section 14.5      Confidentiality..................................................  42
   Section 14.6      Bankruptcy Petition..............................................  43
   Section 14.7      Limitation of Liability..........................................  43
   Section 14.8      CHOICE OF LAW....................................................  43
   Section 14.9      CONSENT TO JURISDICTION..........................................  44
   Section 14.10     WAIVER OF JURY TRIAL.............................................  44
   Section 14.11     Integration; Binding Effect; Survival of Terms...................  44
   Section 14.12     Counterparts; Severability; Section References...................  45
   Section 14.13     Wachovia Roles...................................................  45

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EXHIBITS

Exhibit I            Definitions

Exhibit II           Form of Borrowing Notice

Exhibit III Jurisdiction of Organization, Places of Business of the Loan Parties; Locations of Records; Federal Employer Identification Number(s); Other Names

Exhibit IV           Names of Collection Banks; Collection Accounts

Exhibit V            Form of Compliance Certificate

Exhibit VI           Form of Collection Account Agreement

Exhibit VII          Form of Assignment Agreement

Exhibit VIII         Credit and Collection Policy

Exhibit IX           Form of Monthly Report

Exhibit X            [reserved]

Exhibit XI           Form of Performance Undertaking

SCHEDULES

Schedule A           Commitments

Schedule B           Closing Documents

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                          CREDIT AND SECURITY AGREEMENT

        THIS CREDIT AND SECURITY AGREEMENT, dated as of January 31, 2003 is entered into by and among:

        (a)     Massey Receivables Corporation, a Delaware corporation
("Borrower"),

        (b) A.T. Massey Coal Company, Inc., a Virginia corporation ("A.T.Massey"), as initial Servicer (the Servicer together with Borrower, the "Loan Parties" and each, a "Loan Party"),

        (c) The entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Liquidity Banks"),

        (d) Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), and

        (e) Wachovia Bank, National Association, as agent for the Lenders hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent").

        Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

        Borrower desires to borrow from the Lenders from time to time.

        Blue Ridge may, in its absolute and sole discretion, make Advances to Borrower from time to time.

        In the event that Blue Ridge declines to make any Advance, the Liquidity Banks shall, at the request of Borrower, make Advances from time to time.

        Wachovia Bank, National Association has been requested and is willing to act as Agent on behalf of Blue Ridge and the Liquidity Banks in accordance with the terms hereof.

                                   ARTICLE I

                                  THE ADVANCES

        SECTION 1.1     CREDIT FACILITY.

        (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:

                (i) Borrower may, at its option, request Advances from the Lenders in an aggregate principal amount at any one time outstanding not to exceed the lesser of the

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        Aggregate Commitment and the Borrowing Base (such lesser amount, the
        "Borrowing Limit"); and

                (ii) Blue Ridge may, at its option, make the requested Advance, or if Blue Ridge shall decline to make any Advance, except as otherwise provided in Section 1.2, the Liquidity Banks severally agree to make Loans in an aggregate principal amount equal to the requested Advance.

        Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII. It is the intent of Blue Ridge to fund all Advances by the issuance of Commercial Paper.

        (b) Borrower may, upon at least 10 days' notice to the Agent, terminate in whole or reduce in part, ratably among the Liquidity Banks, the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to at least $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Liquidity Banks ratably in accordance with their respective Pro Rata Shares.

        SECTION 1.2     INCREASES.

        Borrower shall provide the Agent with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Advance (each, a "Borrowing Notice"). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall only be on a Settlement Date) and, in the case of an Advance to be funded by the Liquidity Banks, the requested Interest Rate and Interest Period. Following receipt of a Borrowing Notice, the Agent will determine whether Blue Ridge agrees to make the requested Advance. If Blue Ridge declines to make a proposed Advance, Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be made by the Liquidity Banks. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, Blue Ridge or the Liquidity Banks, as applicable, shall deposit to the Facility Account an amount equal to (a) in the case of Blue Ridge, the principal amount of the requested Advance or (b) in the case of a Liquidity Bank, such Liquidity Bank's Pro Rata Share of the principal amount of the requested Advance.

        SECTION 1.3     DECREASES.

        Except as provided in Section 1.4, Borrower shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Principal. Such Reduction Notice shall designate (a) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (b) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of Blue Ridge and the Liquidity Banks in accordance with the amount of principal (if any) owing to Blue Ridge, on

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the one hand, and the amount of principal (if any) owing to the Liquidity Banks
(ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

        SECTION 1.4     DEEMED COLLECTIONS; BORROWING LIMIT.

        (a)     If on any day:

                (i) the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

                (v) any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and not later than two (2) Business Days thereafter shall pay to the Agent's Account the amount of any such Collection deemed to have been received in the same manner as actual cash collections are distributed under the terms of this Agreement. In the case of any Receivable as to which any Deemed Collection of the full Outstanding Balance thereof is received as provided for in subclause (B) above, then, upon identification of such Receivable in the next following Monthly Report, the Agent's security interest in such Receivable and the Related Security thereto shall be automatically released.

        (b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the Aggregate Principal exceeds the Borrowing Limit, Borrower shall immediately pay to the Agent, in immediately available funds, an amount to be applied to reduce the Aggregate Principal (as allocated by the Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit.

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        SECTION 1.5     PAYMENT REQUIREMENTS.

        All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in immediately available funds, and if not received by 11:00 a.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the Agent's Account, for the account of such Lender, until otherwise notified by the Agent. Upon notice to Borrower, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of CP Costs, Interest, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

        SECTION 1.6     RATABLE LOANS; FUNDING MECHANICS; LIQUIDITY FUNDINGS.

        (a) Each Advance hereunder shall consist of one or more Loans made by Blue Ridge and/or the Liquidity Banks.

        (b) Each Lender funding any Loan shall transfer the principal amount of its Loan to the Agent on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, the Agent shall transfer such funds to the account maintained by Borrower with Wachovia Bank, National Association on such Borrowing Date.

        (c) While it is the intent of Blue Ridge to fund each requested Advance through the issuance of its Commercial Paper, the parties acknowledge that if Blue Ridge is unable, or Blue Ridge or the Agent determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, Blue Ridge may put all or any portion of its Loans to the Liquidity Banks at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or LIBO Rate Loans, or a combination thereof, selected by Borrower in accordance with Article IV. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by Blue Ridge or the sale of one or more participations in a Loan made by Blue Ridge, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a "Lender" hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.

        (d)     Nothing herein shall be deemed to commit Blue Ridge to make
Loans.

                                   ARTICLE II

                            PAYMENTS AND COLLECTIONS

        SECTION 2.1     RECOURSE OBLIGATIONS.

        Borrower hereby promises to pay the following (collectively, the "Obligations"):

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        (a)     the Aggregate Principal on and after the Facility Termination
Date as and when Collections are received;

        (b) the fees set forth in the Fee Letter on the dates specified therein;

        (c) all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date applicable thereto;

        (d) all accrued and unpaid Interest on the LIBO Rate Loans on the last day of each Interest Period applicable thereto;

        (e) all accrued and unpaid CP Costs on the CP Rate Loans on each Settlement Date; and

        (f)     all Broken Funding Costs and Indemnified Amounts upon demand.

        SECTION 2.2     COLLECTIONS PRIOR TO AMORTIZATION.

        (a) Prior to the Facility Termination Date, any Deemed Collections received by the Servicer and any other Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Obligations or for a Reinvestment as provided in this Section
2.2. If at any time any Collections are received by the Servicer prior to the Facility Termination Date, Borrower hereby requests and Blue Ridge hereby agrees, simultaneously with such receipt, that such funds be reinvested by Borrower in the purchase of additional Eligible Receivables (each, a "Reinvestment") such that after giving effect to such Reinvestment, the Aggregate Principal is less than or equal to the Borrowing Limit.

        (b) On each Settlement Date prior to the Facility Termination Date, the Servicer shall remit to the Agent's Account, for distribution to the Lenders, from the amounts set aside during the preceding Settlement Period a portion of the Collections equal to the sum of the following amounts for application to the Obligations in the order specified:

                first, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing,

                second, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

                third, to the accrued and unpaid Servicing Fee (so long as the Servicer is not A.T. Massey or an Affiliate of A.T. Massey),

                fourth, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Principal,

                fifth, for the ratable payment of all other unpaid Obligations, if any, that are then due and owing,

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                sixth, to the accrued and unpaid Servicing Fee (so long as the
        Servicer is A.T. Massey or an Affiliate of A.T. Massey), and

                seventh, the balance, if any, to Borrower or otherwise in accordance with Borrower's instructions.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2(a), shall be shared ratably (within each priority) among the Agent and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

        SECTION 2.3     COLLECTIONS FOLLOWING AMORTIZATION.

        On (i) each day on which any of the conditions precedent set forth in
Section 6.2 are not satisfied, (ii) the Facility Termination Date and (iii) each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Facility Termination Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (A) remit to the Agent's Account the amounts set aside pursuant to the preceding two sentences, and (B) apply such amounts to reduce the Obligations as follows:

                first, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                second, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs,

                third, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

                fourth, to the ratable reduction of Aggregate Principal,

                fifth, for the ratable payment of all other unpaid Obligations, and sixth, after the Obligations have been indefeasibly reduced to zero, to Borrower.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3(b), shall be shared ratably (within each priority) among the Agent and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

        SECTION 2.4     PAYMENT RESCISSION.

        No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded,

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returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.

        SECTION 2.5     CALCULATION OF CP COSTS, INTEREST, ETC.

        Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, the Agent on behalf of the Lenders shall calculate, for the Calculation Period then most recently ended, the aggregate amount of CP Costs applicable to all CP Rate Loans for such Calculation Period, the aggregate amount of Interest applicable to all Liquidity Fundings for such Calculation Period, the fees payable for such Calculation Period, any Broken Funding Costs for such Calculation Period, and any other amounts payable hereunder for such Calculation Period and shall notify Borrower in writing of each such amount on such day.

                                   ARTICLE III

                               BLUE RIDGE FUNDING

        SECTION 3.1     CP COSTS.

        Borrower shall pay CP Costs with respect to the principal balance of Blue Ridge's Loans from time to time outstanding. Each Loan of Blue Ridge that is funded with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper.

        SECTION 3.2     [RESERVED].

        SECTION 3.3     CP COSTS PAYMENTS.

        On each Settlement Date, Borrower shall pay to the Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans for the Calculation Period then most recently ended in accordance with Article II.

        SECTION 3.4     DEFAULT RATE.

        From and after the occurrence of an Amortization Event, all Loans of Blue Ridge shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.

                                   ARTICLE IV

                             LIQUIDITY BANK FUNDING

        SECTION 4.1     LIQUIDITY BANK FUNDING.

        Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Period at either the

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LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan transferred to the Liquidity Banks by Blue Ridge pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable). If the Liquidity Banks acquire by assignment from Blue Ridge any Loan pursuant to the Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

        SECTION 4.2     INTEREST PAYMENTS.

        On the Settlement Date for each Liquidity Funding, Borrower shall pay to the Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Liquidity Funding in accordance with Article II.

        SECTION 4.3     SELECTION AND CONTINUATION OF INTEREST PERIODS.

        (a) With consultation from (and approval by) the Agent, Borrower shall from time to time request Interest Periods for the Liquidity Fundings, provided that if at any time any Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (i) of the definition of Settlement Date.

        (b) Borrower or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the "Terminating Tranche") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

        SECTION 4.4     LIQUIDITY BANK INTEREST RATES.

        Borrower may select the LIBO Rate or the Alternate Base Rate for each Liquidity Funding. Borrower shall by 12:00 noon (New York time): (a) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the Agent irrevocable notice of the new Interest Rate for the Liquidity Funding associated with such Terminating Tranche. Until Borrower gives notice to the Agent of another Interest Rate, the initial Interest Rate for any Loan transferred to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

        SECTION 4.5     SUSPENSION OF THE LIBO RATE.

        (a) If any Liquidity Bank notifies the Agent that it has determined that funding its Pro Rata Share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule,

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regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Liquidity Funding accruing Interest at such LIBO Rate.

        (b) If either (x) less than all of the Liquidity Banks give a notice to the Agent pursuant to Section 4.5(a) or (y) any Liquidity Bank has demanded compensation under Section 10.2, each Liquidity Bank which gave such a notice or demanded such compensation shall be obliged, at the request of Borrower, Blue Ridge or the Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or (ii) another funding entity nominated by Borrower (with the approval of the Agent) or the Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; provided that (A) the notifying or demanding Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (B) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).

        SECTION 4.6     DEFAULT RATE.

        From and after the occurrence of an Amortization Event, all Liquidity Fundings shall accrue Interest at the Default Rate.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        SECTION 5.1     REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.

        Each Loan Party hereby represents and warrants to the Agent and the Lenders, as to itself, as of the date hereof, as of the date of each Advance, of each Reinvestment and of each Settlement Date that:

        (a) Existence and Power. Such Loan Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

        (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower's use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

        (c) No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e) Actions, Suits. (i) With respect to the initial Servicer, there are no actions, suits or proceedings pending, or to such knowledge, threatened, against or affecting it, or any of its properties, in or before any court, arbitrator or other body, that, if adversely determined, could reasonably be expected to have a material adverse effect on (A) the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the ability of the initial Servicer to perform its obligations under this Agreement, (B) the legality, validity or enforceability of this Agreement or any other Transaction Document, (C) the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or
(D) the collectibility of the Receivables generally or of any material portion of the Receivables and (ii) with respect to Borrower, there are no actions, suits or proceedings pending, or to such knowledge, threatened, against or affecting it, or any of its properties, in or before any court, arbitrator or other body, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body.

        (f) Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g) Accuracy of Information, etc. All information, certifications or statements (but excluding any such information, certification or statement or portion thereof containing financial projections or other forward looking statements) heretofore furnished or made by such Loan Party or any of its Affiliates to the Agent or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information, certifications or statements (but excluding any such information, certification or statement or portion thereof containing financial projections or other forward looking statements) hereafter furnished or made by such Loan Party or any of its Affiliates to the Agent or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any misstatement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        (h) Use of Proceeds. No proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

        (i) Good Title. Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's ownership interest in each Receivable, its Collections and the Related Security.

        (j) Perfection. This Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Secured Parties) security interest in the Collateral. Such Loan Party's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

        (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 14.4(a) has been taken and completed. Borrower's Federal Employer Identification Number is correctly set forth on Exhibit III.

        (l)     Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the

Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Borrower has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

        (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since October 31, 2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

        (n) Names. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized. In the past five
(5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

        (o) Ownership of Borrower. Massey Coal Sales Company, Inc. owns, directly or indirectly, 100% of the issued and outstanding capital stock of Borrower, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.

        (p) Not a Holding Company or an Investment Company. Such Loan Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Loan Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

        (q) Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

        (r) Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such change as to which the requirements of Section 7.1(a)(vii) have been satisfied.

        (s) Payments to Applicable Originator. With respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

        (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (u) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on any date was an Eligible Receivable on such date.

        (v) Borrowing Limit. Immediately after giving effect to each Advance, each Reinvestment and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

        (w) Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

                                   ARTICLE VI

                             CONDITIONS OF ADVANCES

        SECTION 6.1     CONDITIONS PRECEDENT TO INITIAL ADVANCE.

        The initial Advance under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement, and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

        SECTION 6.2     CONDITIONS PRECEDENT TO ALL ADVANCES AND REINVESTMENTS.

        Each Advance, each Reinvestment and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agent on or prior to the date thereof, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance or Reinvestment shall be deemed a representation and warranty by Borrower that such statements are then true):

                (i)     the representations and warranties set forth in Section
        5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) such Reinvestment or rollover or continuation of any Advance as though made on and as of such date;

                (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof) such Reinvestment or rollover or continuation of any Advance, that would constitute an Unmatured Amortization Event; and

                (iii) after giving effect to such Advance such Reinvestment or rollover or continuation of any Advance, the Aggregate Principal will not exceed the Borrowing Limit.

                                   ARTICLE VII

                                    COVENANTS

        SECTION 7.1     AFFIRMATIVE COVENANTS OF THE LOAN PARTIES.

        Until the Final Payout date, each Loan Party hereby covenants, as to itself, as set forth below:

        (a) Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                (i) Annual Reporting. (A) Within 100 days after the close of each of Borrower's respective fiscal years, financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Borrower and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to the Agent by Borrower's chairman and chief financial officer and (B) within 100 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Performance Guarantor and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to the Agent by independent public accountants reasonably acceptable to the Agent.

                (ii) Quarterly Reporting. (A) Within 55 days after the close of the first three (3) quarterly periods of each of Borrower's respective fiscal years, balance sheets of Borrower and its consolidated subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Borrower for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer and (B) within 55 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of the Performance Guarantor and its consolidated subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

                (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by Borrower's or the Performance Guarantor's Authorized Officer, as applicable, and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Performance Guarantor copies of all financial statements, reports and proxy statements so furnished.

                (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than any exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or other regular reports which the Performance Guarantor or any of its Affiliates files with the Securities and Exchange Commission or any national securities exchange unless the Performance Guarantor is not permitted by applicable law, rule or regulation to provide copies to the Agent.

                (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Lender, copies of the same.

                (vii)   Change in Credit and Collection Policy. At least thirty
        (30) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Lenders under or as contemplated by this Agreement.

        (b) Notices. Such Loan Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                (i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.

                (ii) Judgments and Proceedings. (A) The entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding

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

        against Borrower or (B) the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Performance Guarantor, any Loan Party or any of their respective Subsidiaries that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Performance Guarantor, such Loan Party or such Subsidiary, exposes such Person to liability (other than Environmental Liabilities and Costs) in an amount aggregating $5,000,000 or more for any group of such actions, suits and proceedings arising from any single event or series of related events or that, if adversely determined, could reasonably be expected to have a Material Adverse Effect and the occurrence of any of the following:

                        (A) that the Performance Guarantor or any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more prior to the Termination Date;

                        (B) the receipt by the Performance Guarantor or any Loan Party of notification that any real or personal property of such Person is subject to any Environmental Lien, or the discovery of action by a Governmental Authority that is reasonably expected to result in an Environmental Lien, that could take preference or priority over any lien in favor of the Agent securing the Obligations;

                        (C) the receipt by the Performance Guarantor or any Loan Party of any notice of violation of or potential liability under, or knowledge by such Person that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law (except reclamation requirements under the Surface Mining Control and Reclamation
                Act), except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject such Persons collectively to Environmental Liabilities and Costs of $10,000,000 or more;

                        (D)     the commencement of any judicial or
                administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, if adversely determined, would have a reasonable likelihood of subjecting the Performance Guarantor or any Loan Party collectively to Environmental Liabilities and Costs of $10,000,000 or more prior to the Termination Date for any group of such judicial or administrative proceedings or investigations arising from any single event or series of related events; and

                        (E) any proposed action by the Performance Guarantor or any Loan Party or any of their respective Subsidiaries or any proposed change in Environmental Laws that has a reasonable likelihood of requiring such Person to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that would cost $5,000,000 or more or subject the Performance Guarantor or any Loan Party to additional Environmental Liabilities and Costs of $5,000,000 or more prior to the Facility Termination Date.

                (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                (iv) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

                (v) Defaults Under Other Agreements. The occurrence of an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor.

                (vi) Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.

                (vii) Downgrade of Servicer or Performance Guarantor. Any downgrade in the rating of any Indebtedness of the Servicer or of the Performance Guarantor by S&P or Moody's, setting forth the Indebtedness affected and the nature of such change; provided, that any notice under this clause (vii) need not be made in writing if made by telephone to an appropriate officer of the Agent.

        (c) Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect; provided, that nothing in this Section 7.1(c) shall prevent (i) any Loan Party (other than Borrower) from merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to a Subsidiary or into, with or to any Person in a transaction permitted by Section 5.04(d) or Section 5.04(g) of the Credit Agreements; provided, that (x) the Performance Guarantor shall have agreed in writing, prior to or simultaneously with, such action, that such action will have no effect on the obligations of the Performance Guarantor under the Performance Undertaking with respect to the affected Person, (y) if such Loan Party is not the surviving entity in any such merger or consolidation, both
(A) the successor entity assumes all of the Servicer's duties and obligations under this Agreement and (B) the Performance Guarantor shall have agreed in writing, prior to or simultaneously with, such action, that the obligations of such Person shall be covered by the Performance Guarantor under the Performance Undertaking and (z) the Agent shall have received each of the following: (A) at least thirty (30) days' prior written notice thereof, (B) at least ten (10) days prior to such merger, consolidation, sale, lease, or transfer, all financing statements, instruments and other documents requested by the Agent in connection with such merger, consolidation, sale, lease, or transfer and (C) an opinion of Hunton & Williams or such other counsel acceptable to Agent and its assigns to the effect that such assumption agreement is the legal, valid, binding and enforceable obligation of such Person and that the Agent's security interest (for the benefit of the Secured Parties) is perfected and of first priority, such opinion to be in form and substance acceptable to Agent and its assigns or
(ii) any Loan Party (other than Borrower) from abandoning or disposing of any of its property (other than any Receivable or any Related Security) or abandoning or terminating any right or franchise if such (x) abandonment, disposition or termination does not violate any other provision of this Agreement and (y) all such abandonments, dispositions and terminations do not in the aggregate have a Material Adverse Effect.

        (d) Audits. Such Loan Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Loan Party, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Collateral or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) excluding the first Review after the Closing Date, the Loan Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the Agent will not request more than two (2) Reviews in any one calendar year; provided, further, however, that the Loan Parties shall also be responsible for the costs and expenses of one (1) Review to occur within the first ninety (90) days after the Closing Date, which Review shall not be considered one of the two
(2) Reviews that may be requested by the Agent under subclause (B) above for calendar year 2003.

        (e)     Keeping and Marking of Records and Books.

                (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                (ii) Such Loan Party will (and will cause each Originator to): (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agent, describing the Agent's security interest in the Collateral and (B) upon the request of the Agent, after the occurrence of an Amortization Event: (1) mark each Contract with a legend describing the Agent's security interest and (2) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

        (f) Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except to the extent that any failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect.

        (g) Performance and Enforcement of Receivables Sale Agreement. Borrower (i) will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, (ii) will purchase Receivables thereunder in strict compliance with the terms thereof and (iii) will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

        (h) Ownership. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Secured Parties as the Agent may reasonably request.

        (i) Lenders' Reliance. Borrower acknowledges that the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower's identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that the Agent or any Lender may from time to time reasonably request, to maintain Borrower's identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

                (i) conduct its own business in its own name and require that all full-time employees of Borrower, if any, identify themselves as such and not as employees of any

        Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Borrower's employees);

                (ii) compensate all employees, consultants and agents directly, from Borrower's own funds, for services provided to Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of Borrower is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Borrower and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Borrower and such Originator or such Affiliate, as applicable;

                (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator, Borrower shall lease such office at a fair market rent;

                (iv) have a separate telephone number, which will be answered only in its name and separate stationery and checks in its own name;

                (v) conduct all transactions with each Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Borrower and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                (vi) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                (viii) maintain Borrower's books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

                (ix) prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include Borrower and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Borrower;

                (x) except as herein specifically otherwise provided, maintain the funds or other assets of Borrower separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or the Agent hereunder) has the power to make withdrawals;

                (xi) pay all of Borrower's operating expenses from Borrower's own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                (xiv) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                (xvi) maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Hunton & Williams, as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

        (j)     Collections.

                (i) Such Loan Party will cause (A) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (B) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                (ii) Borrower, or Servicer on behalf of Borrower, shall cause evidence to be delivered to Agent showing that each Lock-Box and each Collection Account is maintained in the name of Borrower.

        (k) Taxes. Such Loan Party will pay, and will cause each Subsidiary to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings, or where any failure to so pay could not reasonably be expected to have a Material Adverse Effect, and each such Loan Party will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same. Borrower will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Agent or any Lender.

        (l) Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

        SECTION 7.2     NEGATIVE COVENANTS OF THE LOAN PARTIES.

        Until the Final Payout Date, each Loan Party (or, if specified, solely Borrower) hereby covenants, as to itself, that:

        (a) Name Change, Offices and Records. Such Loan Party will not change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or
(iv) its jurisdiction of organization unless it shall have: (A) given the Agent at least thirty (30) days' prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation and (C) caused an opinion of Hunton & Williams or such other counsel acceptable to Agent and its assigns to be delivered to Agent and its assigns that Agent's security interest (for the benefit of the Secured Parties) is perfected and of first priority, such opinion to be in form and substance acceptable to Agent and its assigns.

        (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

        (c) Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

        (d) Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator. Borrower will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its assets.

        (e) Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

        (f) Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

        (g) Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower's Net Worth would be less than the Required Capital Amount.


        (h) Borrower Indebtedness. Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations and (ii) other current accounts payable arising in the ordinary course of business and not overdue.

        (i) Prohibition on Additional Negative Pledges. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

        (j) Intercreditor Agreement. It will take no action in violation of any provision of the Intercreditor Agreement or fail to take any action that could be reasonably expected to result in a violation of any provision of the Intercreditor Agreement.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

        SECTION 8.1     DESIGNATION OF SERVICER.

        (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. A.T. Massey is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time after the occurrence of an Amortization Event designate as Servicer any Person to succeed A.T. Massey or any successor Servicer provided that the Rating Agency Condition is satisfied.

        (b) A.T. Massey may delegate, and A.T. Massey hereby advises the Lenders and the Agent that it has delegated, to the Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originator. Without the prior written consent of the Agent and the Required Liquidity Banks,

A.T. Massey shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) the Originators, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Borrower nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by A.T. Massey. If at any time the Agent shall designate as Servicer any Person other than A.T. Massey, all duties and responsibilities theretofore delegated by A.T. Massey to Borrower or the Originators may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to A.T. Massey and to Borrower and the Originators.

        (c) Notwithstanding the foregoing subsection (b): (i) A.T. Massey shall be and remain primarily liable to the Agent and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Lenders shall be entitled to deal exclusively with A.T. Massey in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than A.T. Massey in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. A.T. Massey, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

        SECTION 8.2     DUTIES OF SERVICER.

        (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

        (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

        (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting

Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

        (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall at all times after the occurrence of an Amortization Event have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

        (e) The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds in accordance with Article II. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to
Article II.

        (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

        SECTION 8.3     COLLECTION NOTICES.

        The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Agent for the benefit of the Lenders, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Agent, and agrees that the Agent shall be entitled (a) at any time after delivery of the Collection Notices, to endorse Borrower's name on checks and other instruments representing Collections, (b) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Borrower.

        SECTION 8.4     RESPONSIBILITIES OF BORROWER.

        Anything herein to the contrary notwithstanding, the exercise by the Agent and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower.

        SECTION 8.5     MONTHLY REPORTS.

        The Servicer shall prepare and forward to the Agent (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (b) at such times as the Agent shall request, (i) a listing by Obligor of all Receivables together with an aging of such Receivables and (ii) other interim reporting as may from time to time be requested by the Agent.

        SECTION 8.6     SERVICING FEE.

        As compensation for the Servicer's servicing activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date.

                                   ARTICLE IX

                               AMORTIZATION EVENTS

        SECTION 9.1     AMORTIZATION EVENTS.

        The occurrence of any one or more of the following events shall constitute an Amortization Event:

        (a) Any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for two (2) consecutive Business Days.

        (b) Any representation or warranty made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made.

        (c) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

        (d) Any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for fifteen (15) consecutive calendar days after the earlier of (i) the date on which a Responsible

Officer of such Person became aware, or should have become aware, of such failure and (ii) written notice thereof has been given to such Person by the Agent or any Lender.

        (e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

        (f) Failure of Performance Guarantor or any of its Subsidiaries other than Borrower to pay Indebtedness in excess of $20,000,000 in aggregate principal amount (hereinafter, "Material Indebtedness") when due; or the default by Performance Guarantor or any of its Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Performance Guarantor or any of its Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

        (g) An Event of Bankruptcy shall occur with respect to Performance Guarantor, any Loan Party or any of their respective Subsidiaries.

        (h)     As at the end of any Calculation Period:

                (i) the three-month rolling average Delinquency Ratio shall exceed 2.50%,

                (ii) the three-month rolling average Default Ratio shall exceed 1.50%, or

                (iii) the three-month rolling average Dilution Ratio shall exceed 2.25%.

        (i)     A Change of Control shall occur.

        (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower or (ii) one or more final judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against Performance Guarantor or any of its Subsidiaries (other than Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

        (k) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

        (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

        (m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit.

        (n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

        (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall continue until the earlier of (i) seven (7) days after inception and (ii) knowledge by any Secured Party of such lien, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of ERISA with regard to any of the Collateral.

        (p)     Any of the Controlled Group shall:

                (i) fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans which would have a Material Adverse Effect (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                (ii) have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 and it is reasonably likely that all amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability will exceed $15,000,000; or

                (iii) have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of

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

        Title IV of ERISA, and it is reasonably likely that as a result of such reorganization or termination the aggregate annual contributions of the Controlled Group to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $15,000,000.

        (q) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or could be reasonably expected to have a Material Adverse Effect.

        (r) Any breach at any relevant time by the Performance Guarantor of any financial covenant incorporated by reference pursuant to Section 6A of the Performance Undertaking.

        (s) At any time the sum of (i) Availability and (ii) Excess Availability shall be less than $15 million.

        SECTION 9.2     REMEDIES.

        Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions: (a) replace the Person then acting as Servicer if the Agent has not already done so, (b) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (c) deliver the Collection Notices to the Collection Banks, (d) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (e) notify Obligors of the Agent's security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X

                                 INDEMNIFICATION

        SECTION 10.1    INDEMNITIES BY THE LOAN PARTIES.

        (a) Without limiting any other rights that the Agent or any Lender may have hereunder or under applicable law, (x) Borrower hereby agrees to indemnify (and pay upon demand to) the Agent, Blue Ridge, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "Indemnified Party")

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

from and against any and all damages, losses, claims, Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Lender) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (y) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (x) and (y):

                (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                (iii) (1) taxes imposed on its income, and franchise taxes or excises taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party or Funding Source is organized or any political subdivision thereof or in which its principal office is located, (2) taxes imposed on its income, and franchise taxes or excise taxes imposed on it, by the jurisdiction of such Indemnified Party's or Funding Source's applicable lending office or any political subdivision thereof,
        (3) taxes imposed upon or measured by the overall net income of such Indemnified Party or Funding Source by the United States of America or any political subdivision or taxing authority thereof or therein, and
        (4) United States income taxes imposed under any law (including without limitation any statute, treaty, ruling, determination or regulation) in effect on the date hereof in the case of any Indemnified Party or Funding Source (as the case may be) and on the effective date of the assignment pursuant to which it became a Indemnified Party or Funding Source; provided, however, that any taxes that are imposed on an Indemnified Party because of the acquisition by the Lenders of Loans is not treated for income tax purposes as a loan or loans by the Lenders to Borrower secured by the Receivables, the Related Security, the Collections Accounts and the Collections are not covered by the exclusion to indemnification set forth in this subclause (iii);

provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement.

        (b) Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agent and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Servicer) relating to or resulting from:

                (i) any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                (ii) the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                (iii) any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                (vi) the commingling of Collections of Receivables at any time with other funds;

                (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                (ix)    any Amortization Event described in Section 9.1(g);

                (x) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any

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

        attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                (xi) any failure to vest and maintain vested in the Agent for the benefit of the Lenders, or to transfer to the Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

                (xiii) any action or omission by any Loan Party which reduces or impairs the rights of the Agent or the Lenders with respect to any Collateral or the value of any Collateral;

                (xiv) any attempt by any Person to void any Advance or the Agent's security interest in the Collateral under statutory provisions or common law or equitable action; and

                (xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

        (c) Notwithstanding any other provision of this Agreement, Borrower shall not be required to indemnify or pay any additional amounts to any Indemnified Party or Funding Source pursuant to this Section 10.1 or Section
10.2 with respect to Taxes imposed by the United States if the obligation to withhold with respect to such Taxes results from, or would not have occurred but for, the failure of any Indemnified Party or Funding Source to deliver to Borrower (i) a complete and properly executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Indemnified Party or Funding Source is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments due under this Agreement or certifying that the income receivable pursuant to this Agreement or any of the other Transaction Documents is effectively connected with the conduct of trade or business in the United States, (ii) a complete and properly executed Internal Revenue Service Form W-9, or any successor form prescribed by the Internal Revenue Service, (iii) any other complete and properly executed form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Tax Code), certifying that such Indemnified Party or Funding Source is entitled to a complete exemption from tax on payments pursuant to this Agreement or any of the other Transaction Documents, or (iv) a complete and properly executed Internal Revenue Service Form W-8IMY and any related documents required in conjunction with such W-8IMY (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided). The Indemnified Party or Funding Source shall not have failed to comply with the provisions of this Section 10.1(c) if it is legally unable to deliver the forms described herein.

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

        (d) If any Indemnified Party or Funding Source actually receives a refund or actually realizes the benefit of a credit or reduction in respect of any Taxes for which it has received any Indemnified Amounts or payments pursuant to Section 10.2 with respect to Taxes, such Indemnified Party or Funding Source shall within 45 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Borrower (but only to the extent of the Indemnified Amounts or payments made pursuant to Section 10.2 with respect to Taxes), net of all reasonable out-of-pocket expenses of such Indemnified Party or Funding Source and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction); provided, however, that any failure to make, or delay in making, any such payment shall not give rise to any liability of such Indemnified Party or Funding Source in addition to the obligation hereunder to make such payment.

        (e) References in this Section 10 to any Indemnified Party or the Funding Source shall also refer to and include any assignee, participant, transferee, successor or designee of all or a portion of such Indemnified Party's or the Funding Source's rights and obligations under this Agreement. Therefore, each assignee, participant, transferee, successor or designee shall be required to deliver or cause to be delivered to the Borrower properly completed and duly executed documents as provided in Section 10.1(c).

        SECTION 10.2    INCREASED COST AND REDUCED RETURN.

        If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (a) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (b) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (c) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon receipt of a written demand (which demand shall be accompanied by a statement of the basis for such demand and the amounts owed) by the Agent, Borrower shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this
Section 10.2.

        SECTION 10.3    OTHER COSTS AND EXPENSES.

        Borrower shall pay to the Agent and Blue Ridge, upon receipt of a written demand (which demand shall be accompanied by a statement of the basis for such demand and the amounts owed), all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Blue Ridge's auditors auditing the books, records and procedures of Borrower, reasonable fees and out-of-pocket expenses of legal counsel for Blue Ridge and the Agent (which such counsel may be employees of Blue Ridge or the Agent) with respect thereto and with respect to advising Blue Ridge and the Agent as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agent on demand any and all costs and expenses of the Agent and the Lenders, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Borrower shall reimburse Blue Ridge on demand for all other costs and expenses incurred by Blue Ridge ("Other Costs"), including, without limitation, the cost of auditing Blue Ridge's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Blue Ridge or any counsel for any shareholder of Blue Ridge with respect to advising Blue Ridge or such shareholder as to matters relating to Blue Ridge's operations.

        SECTION 10.4    ALLOCATIONS.

        Blue Ridge shall allocate the liability for Other Costs among Borrower and other Persons with whom Blue Ridge has entered into agreements to purchase interests in or finance receivables and other financial assets ("Other Customers"). If any Other Costs are attributable to Borrower and not attributable to any Other Customer, Borrower shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Customers and not attributable to Borrower, such Other Customer shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Blue Ridge in its sole discretion and shall be binding on Borrower and the Servicer.

                                   ARTICLE XI

                                    THE AGENT

        SECTION 11.1    AUTHORIZATION AND ACTION.

        Each Lender hereby designates and appoints Wachovia to act as its agent under the Transaction Documents and under the Liquidity Agreement, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by

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

the terms of the Liquidity Agreement or the Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth in the Liquidity Agreement or in any Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into the Liquidity Agreement or any Transaction Document or otherwise exist for the Agent. In performing its functions and duties under the Liquidity Agreement and the Transaction Documents, the Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of such Loan Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to the Liquidity Agreement or any Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender hereby authorizes the Agent to file each of the UCC financing statements and each Collection Account Agreement on behalf of such Lender (the terms of which shall be binding on such Lender).

        SECTION 11.2    DELEGATION OF DUTIES.

        The Agent may execute any of its duties under the Liquidity Agreement and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        SECTION 11.3    EXCULPATORY PROVISIONS.

        Neither the Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Liquidity Agreement or any Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in the Liquidity Agreement, any Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Liquidity Agreement or any Transaction Document or any other document furnished in connection therewith, or for any failure of any Loan Party to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Loan Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless the Agent has received notice from a Loan Party or a Lender.

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

        SECTION 11.4    RELIANCE BY AGENT.

        The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under the Liquidity Agreement or any Transaction Document unless it shall first receive such advice or concurrence of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        SECTION 11.5    NON-RELIANCE ON AGENT AND OTHER LENDERS.

        Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into the Liquidity Agreement, the Transaction Documents and all other documents related thereto.

        SECTION 11.6    REIMBURSEMENT AND INDEMNIFICATION.

        The Liquidity Banks agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Loan Parties
(a) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (b) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of the Liquidity Agreement and the Transaction Documents.

        SECTION 11.7    AGENT IN ITS INDIVIDUAL CAPACITY.

        The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though the Agent were not the Agent hereunder. With respect to the making of Loans pursuant to this Agreement, the Agent shall have the same rights and powers under the Liquidity Agreement and this Agreement in its individual capacity as any Lender and may exercise the same as though it were

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

not the Agent, and the terms "Liquidity Bank," "Lender," "Liquidity Banks" and "Lenders" shall include the Agent in its individual capacity.

        SECTION 11.8    SUCCESSOR AGENT.

        The Agent, upon five (5) days' notice to the Loan Parties and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Required Liquidity Lenders; provided, however, that Wachovia shall not voluntarily resign as the Agent so long as any of the Liquidity Commitments remain in effect or Blue Ridge has any outstanding Loans. If the Agent (other than Wachovia) shall voluntarily resign or be removed as Agent under this Agreement, then the Required Liquidity Lenders during such five-day period shall appoint, from among the remaining Liquidity Banks, a successor Agent, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.8, the retiring Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Liquidity Agreement and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE XII

                           ASSIGNMENTS; PARTICIPATIONS

        SECTION 12.1    ASSIGNMENTS.

        (a) Each of the Agent, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement.

        (b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a "Purchasing Liquidity Bank") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit VII hereto (an "Assignment Agreement") executed by such Purchasing Liquidity Bank and such selling Liquidity Bank; provided, however, that any assignment of a Liquidity Bank's rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the Liquidity Agreement. The consent of Blue Ridge shall be required prior to the effectiveness of any such assignment. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Blue Ridge, an enforceability opinion in form and substance satisfactory to the Agent and Blue Ridge. Upon delivery of an executed Assignment Agreement to the Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank

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

shall for all purposes be a Liquidity Bank party to this Agreement and the Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agent shall be required.

        (c) Each of the Liquidity Banks agrees that in the event that it shall suffer a Downgrading Event, such Downgraded Liquidity Bank shall, at the request of Blue Ridge or the Agent, either (i) collateralize its Commitment and its Liquidity Commitment in a manner acceptable to the Agent, or (ii) assign all of its rights and obligations hereunder and under the Liquidity Agreement to an Eligible Assignee nominated by the Agent or a Loan Party and acceptable to Blue Ridge and willing to participate in this Agreement and the Liquidity Agreement through the Liquidity Termination Date in the place of such Downgraded Liquidity Bank; provided that the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank's Pro Rata Share of the Obligations owing to the Liquidity Banks.

        (d) No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent and each of the Lenders and without satisfying the Rating Agency Condition.

        SECTION 12.2    PARTICIPATIONS.

        Any Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each, a "Participant") participating interests in its Pro Rata Share of the Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Liquidity Bank hereunder or under the Liquidity Agreement. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Loan Parties, Blue Ridge and the Agent shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII

                                SECURITY INTEREST

        SECTION 13.1    GRANT OF SECURITY INTEREST.

        To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all assets of Borrower, including, without limitation, all of Borrower's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all other assets of Borrower and all proceeds of the foregoing (collectively, the "Collateral").

        SECTION 13.2    TERMINATION AFTER FINAL PAYOUT DATE.

        Upon the Final Payout Date, all right, title and interest of the Agent and the other Secured Parties in and to the Collateral shall terminate.

                                   ARTICLE XIV

                                  MISCELLANEOUS

        SECTION 14.1    WAIVERS AND AMENDMENTS.

        (a) No failure or delay on the part of the Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

        (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). Blue Ridge, Borrower and the Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                (i) without the consent of each affected Lender, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), reduce any fee payable to the Agent for the benefit of the Lenders, (C) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Liquidity Bank's Pro Rata Share or any Liquidity Bank's Commitment, (D) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 14.1(b), (E) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (F) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," "Yield Reserve," "Servicing Reserve," "Servicing Fee Rate," "Required Reserve" or "Required Reserve Factor Floor" or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
        (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent,

and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition. Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Borrower, the Agent may amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Agent, the Required Liquidity Banks and Blue Ridge may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agent.

        SECTION 14.2    NOTICES.

        Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 14.2. Borrower hereby authorizes the Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

        SECTION 14.3    RATABLE PAYMENTS.

        If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

        SECTION 14.4    PROTECTION OF AGENT'S SECURITY INTEREST.

        (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Agent's security interest in the Collateral, or to enable the Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower's expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender's request, withhold the identity of such Lender in any such notification.

        (b) If any Loan Party fails to perform any of its obligations hereunder, the Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Lender's costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. (A) each of the Loan Parties hereby authorizes the Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Loan Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (B) each of the Loan Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Loan Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent in connection with the perfection of the security interests in favor of Borrower or the Agent.

        (c) Borrower hereby authorizes the Agent to file all appropriate UCC financing statements to protect, preserve and perfect the security interest of the Agent, on behalf of the Secured Parties, granted hereunder by Borrower in the Collateral.

        SECTION 14.5    CONFIDENTIALITY.

        (a) Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party's and such Lender's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. Notwithstanding the foregoing, the Loan Parties and their Affiliates, including the Performance Guarantor, are permitted to file this Agreement, the

Receivables Sale Agreement and the Performance Undertaking with the Securities and Exchange Commission.

        (b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Liquidity Banks or Blue Ridge by each other, (ii) by the Agent or the Lenders to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information. In addition, the Lenders and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

        SECTION 14.6    BANKRUPTCY PETITION.

        (a) Borrower, the Servicer, the Agent and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        (b) Each Loan Party (other than Borrower) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        SECTION 14.7    LIMITATION OF LIABILITY.

        Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by any Loan Party or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        SECTION 14.8    CHOICE OF LAW.

        THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD

TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

        SECTION 14.9    CONSENT TO JURISDICTION.

        EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        SECTION 14.10   WAIVER OF JURY TRIAL.

        EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

        SECTION 14.11   INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

        (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

        (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

        SECTION 14.12   COUNTERPARTS; SEVERABILITY; SECTION REFERENCES.

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

        SECTION 14.13   WACHOVIA ROLES.

        Each of the Liquidity Banks acknowledges that Wachovia acts, or may in the future act: (a) as administrative agent for Blue Ridge or any Liquidity Bank, (b) as an issuing and paying agent for the Commercial Paper, (c) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper, and/or (d) to provide other services from time to time for Blue Ridge or any Liquidity Bank (collectively, the "Wachovia Roles"). Without limiting the generality of this Section 14.13, each Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, and the giving of notice of a mandatory purchase pursuant to the Liquidity Agreement.

                            [Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                MASSEY RECEIVABLES CORPORATION

                                By: /s/ Phil Nichols
                                   ------------------------------------------
                                Name:   Phil Nichols
                                     ----------------------------------------
                                Title:    Treasurer
                                      ---------------------------------------

                                Address:
                                       4 North Fourth Street
                                       Suite 409
                                       Richmond, VA  23219


                                A.T. MASSEY COAL COMPANY, INC.

                                By: /s/ John M. Poma
                                   ------------------------------------------
                                Name:   John M. Poma
                                     ----------------------------------------
                                Title:  Assistant Secretary
                                      ---------------------------------------

                                Address:
                                       4 North Fourth Street
                                       Suite 409
                                       Richmond, VA  23219

                        [additional signatures to follow]

                                BLUE RIDGE ASSET FUNDING CORPORATION

                                BY:     Wachovia Securities, Inc.
                                        as Attorney-In-Fact

                                By: /s/ Douglas R. Wilson, Sr.
                                   ------------------------------------------
                                Name:   Douglas R. Wilson, Sr.
                                     ----------------------------------------
                                Title:   Vice President
                                      ---------------------------------------

                                Address:
                                       Blue Ridge Asset Funding Corporation
                                       c/o Wachovia Securities, Inc.
                                       301 South College Street, TW-10
                                       Charlotte, NC 28288
                                       Attention: Douglas R. Wilson
                                       Telephone: (704) 374-2520
                                       Fax: (704) 383-9579

                                WACHOVIA BANK,.
                                NATIONAL ASSOCIATION,
                                as a Liquidity Bank and as Agent

                                By:   /s/ Eero Maki
                                   ------------------------------------------
                                Name:     Eero Maki
                                     ----------------------------------------
                                Title:     Vice President
                                      ---------------------------------------

                                Address:
                                       Wachovia Bank, National Association
                                       191 Peachtree Street, N.E.
                                       Mail Stop GA-8407
                                       Atlanta, GA 30303
                                       Attention: Elizabeth Wagner
                                       Telephone: (404) 332-1398
                                       Fax: (404) 332-5152

                               [end of signatures]

                                    EXHIBIT I

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Adjusted Ageing Balance: The net balance owing from the following Obligors shall be presented in the "current" ageing category rather than showing components of the net balance in the various other ageing categories: AEI, Cedar Bay and PG & E.

Adjusted Dilution Ratio: At any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

Advance: A borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

Adverse Claim: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

Agent: As defined in the preamble to this Agreement.

Agent's Account: Account #8735-098787 at Wachovia Bank, National Association, ABA #053100494.

Aggregate Commitment: On any date of determination, the aggregate amount of the Liquidity Banks' Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $80,000,000.

Aggregate Principal: On any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

Aggregate Reduction: As defined in Section 1.3.

Agreement: This Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

Alternate Base Rate: For any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

Alternate Base Rate Loan: A Loan which bears interest at the Alternate Base Rate or the Default Rate.

Amortization Date: The earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and
(iv) the date which is five (5) Business Days after the Agent's receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

Amortization Event: As defined in Article IX.

Applicable Margin: As defined in the Fee Letter.

Assignment Agreement: As defined in Section 12.1(b).

Authorized Officer: With respect to any Person, its president, chief accounting officer, corporate controller, treasurer or chief financial officer.

Availability: As of any date of determination, the amount (if any) equal to the sum of (i) "unencumbered" cash on the Performance Guarantor's balance sheet (or that would appear thereon if such date were the date as of which a balance sheet were prepared) and (ii) the amount by which the aggregate loan commitments of the lenders under the Credit Agreements at such time exceed the aggregate outstanding principal balance at such time of all loans made and letters of credit outstanding under the Credit Agreements, but only to the extent such amount is available under the Credit Agreements without restriction as to the ability to use the proceeds of such loan.

Blue Ridge: As defined in the preamble to this Agreement.

Bookout Receivable: Any Receivable arising as a result of an agreement by the related Originator to settle in cash the non-delivery of goods as a result of such Obligor's decision not to purchase the goods otherwise required to be purchased by such Obligor under such Contract, which Receivable shall be for an amount equal to the positive excess, if any, of the purchase price for such goods as provided for in the related Contract over the repurchase price agreed to be paid by such Originator to such Obligor.

Borrower: As defined in the preamble to this Agreement.

Borrowing Base: On any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

Borrowing Date: A Business Day on which an Advance is made hereunder.

Borrowing Limit: As defined in Section 1.1(a)(i).

Borrowing Notice: As defined in Section 1.2.

Broken Funding Costs: For any CP Rate Loan or LIBO Rate Loan which: (i) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (ii) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (iii) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (iv) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (A) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
(x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

Burn Accrual Report: A written report delivered by an Obligor to an Originator or the Servicer each month that sets forth the amount of coal or other fuel that was delivered by such Originator and used by such Obligor during the immediately preceding calendar month.

Business Day: Any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

Calculation Period: A calendar month.

Change of Control: The acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Loan Party, except to the extent permitted by Section 7.1(c).

Collateral: As defined in Section 13.1.

Collection Account: Each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

Collection Account Agreement: An agreement substantially in the form of Exhibit VI among an Originator, [Servicer,] Borrower, the Agent and a Collection Bank, or such other form as may be acceptable to the Agent.

Collection Bank: At any time, any of the banks holding one or more Collection Accounts.

Collection Notice: A notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

Collections: With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

Commercial Paper: Promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

Commitment: For each Liquidity Bank, the commitment of such Liquidity Bank to make Loans to Borrower hereunder in the event the Blue Ridge elects not to fund any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank's name on Schedule A to this Agreement.

Contaminant: Any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos or polychlorinated biphenyls.

Contingent Obligation: Of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

Contract: With respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

Controlled Group: All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer for federal income tax purposes under Section 4l4(b) or 414(c) of the Code.

CP Costs: For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

CP Rate Loan: For each Loan of Blue Ridge prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or
(ii) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

Credit Agreements: Each of the Amended and Restated 364-Day Credit Agreement, dated as of November 26, 2002 by and among Massey Energy Company, the guarantors from time to time party thereto, the financial institutions from time to time party thereto, Citicorp USA, Inc., PNC Bank, National Association, Wachovia Bank, National Association and the Amended and Restated Credit Agreement, dated as of November 26, 2002 by and among Massey Energy Company, the guarantors from time to time party thereto, the financial institutions from time to time party thereto, Citicorp USA, Inc., PNC Bank, National Association, Wachovia Bank, National Association, each as amended by the first amendment thereto, dated as of January [31], 2003 and as each such credit agreement exists on the Closing Date without giving effect to any subsequent amendments, modifications, waivers or restatements thereof or thereto that have not been approved in writing by the Agent.

Credit and Collection Policy: Borrower's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

Cut-Off Date: The last day of a Calculation Period.

Days Sales Outstanding: As of any day, an amount equal to the product of (i) 91, multiplied by (ii) the amount obtained by dividing (A) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (B) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

Deemed Collections: Collections deemed received by Borrower under Section
1.4(a).

Default Horizon Ratio: As of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the four (4) Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

Default Rate: A rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

Default Ratio: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by
(ii) the aggregate sales generated by the Originators during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.

Defaulted Receivable: A Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower's books as uncollectible; or
(iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment; in determining Defaulted Receivables in accordance with clause (iii) above, the Adjusted Ageing Balances may be utilized when preparing the Monthly Reports for January, 2003 and February, 2003.

Delinquency Ratio: At any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

Delinquent Receivable: A Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment; in determining Delinquent Receivables, the Adjusted Ageing Balances may be utilized when preparing the Monthly Reports for January, 2003 and February, 2003.

Dilution: The amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

Dilution Horizon Ratio: As of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the two and one-third Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

Dilution Ratio: As of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by
(ii) the aggregate sales generated by the Originators during the Calculation Period that is two (2) months prior to the Calculation Period ending on such Cut-Off Date.

Dilution Reserve: For any Calculation Period, the product (expressed as a percentage) of:

                (i) the sum of (A) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (B) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

                (ii) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

Dilution Volatility Component: The product (expressed as a percentage) of (i) the difference between (A) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (B) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in
(i)(A) of this definition and the denominator of which is equal to the amount calculated in (i)(B) of this definition.

Downgraded Liquidity Bank: A Liquidity Bank which has been the subject of a Downgrading Event.

Downgrading Event: With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

Eligible Assignee: A commercial bank (i) having a combined capital and surplus of at least $250,000,000, (ii) a rating of its (or its holding company's) short-term securities equal to or higher than (a) A-1 by S&P and (b) P-1 by Moody's and (iii) that, if such Person is not Wachovia or one of its Affiliates, is acceptable to Borrower (whose consent will not be unreasonably withheld); provided, that if an Unmatured Amortization Event or Amortization Event has occurred, no consent of Borrower shall be required.

Eligible Receivable: At any time, a Receivable:

                (i) the Obligor of which (A) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States, Canada or any political subdivision thereof and has its chief executive office in the United States or in Canada; (B) is not an Affiliate of any of the parties hereto; and (C) is not a government or a governmental subdivision or agency,

                (ii)    that is not a Bookout Receivable,

                (iii) which is not a Defaulted Receivable or owing from an Obligor as to which more than 35% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

                (iv) if such Receivable was originated by Central West Virginia Coal Sales Company ("Central WVA Energy"), the Agent shall have confirmed in writing to Borrower and the Servicer that the Agent has received (a) UCC search reports showing filings in West Virginia through a date no later than two weeks prior to the date of the opinion referred to in subclause (b) hereof, and (b) an opinion (in form and substance satisfactory to the Agent) of Hunton & Williams confirming that such UCC search reports set forth the proper filing office and the proper debtor necessary to identify those persons who under the West Virginia UCC have on file financing statements against Central WVA Energy covering such Receivables and the proceeds thereof as of the date of such reports and that such search reports identify no secured party who has filed a financing statement naming Central WVA Energy, as debtor and describing such Receivables and the proceeds thereof and confirming that the security interest opinion delivered by Hunton & Williams on the Closing Date with respect to priority of the Agent, on behalf of the Secured Parties, in such Receivables and the proceeds thereof,

                (v) which by its terms is due and payable (x) within 30 days of the original billing date therefor and has not had its payment terms extended more than once, (y) on or before the 25th day of the month immediately following the month in which the sale or shipment from which such Receivable arises occurred, or (z) subject to the Extended Term Concentration Limit, to the extent not covered by (x) or (y), between 30 and 66 days of the original billing date therefor,

                (vi) which is an "account," "payment intangible," or "chattel paper" within the meaning of Section 9-102(a)(2) and Section 9-102(a)(11), respectively, of the UCC of all applicable jurisdictions,

                (vii) which is denominated and payable only in United States dollars in the United States,

                (viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                (ix) which arises under a Contract which (A) does not contain an enforceable provision requiring the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain an enforceable confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                (x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect,

                (xii) which satisfies all applicable requirements of the Credit and Collection Policy,

                (xiii) which was generated in the ordinary course of the applicable Originator's business,

                (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                (xv) as to which the Agent, in the exercise of its reasonable credit judgment, has not provided Borrower with (A) in the case of any such decision affecting, based upon the preceding Monthly Report, up to $2 million in aggregate Outstanding Balance of Eligible Receivables, at least ten (10) Business Days prior written notice, (B) in the case of any such decision affecting, based upon the preceding Monthly Report, more than $2 million and up to $10 million in aggregate Outstanding Balance of Eligible Receivables, at least thirty (30) days prior written notice and (C) in the case of any such decision affecting, based upon the preceding Monthly Report, more than $10 million in aggregate Outstanding Balance of Eligible Receivables, at least ninety (90) days prior written notice, that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                (xvi) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset,

                (xvii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                (xviii) as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,

                (xix) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim

                (xx)    [reserved],

                (xxi) if such Receivable is a Synfuel Receivable, the amount of such Receivable that constitutes an Eligible Receivable shall be net of any amounts owed to Synfuel, and

                (xxii) if such Receivable is an Eligible Stockpile Receivable the Originator thereof or the Servicer has received (and the Servicer has delivered a copy thereof to the Agent) from the related Obligor the most recent monthly Burn Accrual Report.

Eligible Stockpile Receivable: Any Receivable that arises upon the delivery by an Originator of coal or other fuel to a stockpile maintained for the related Obligor, as to which coal or other fuel the ownership thereof is retained by the related Originator until such time as such coal or other fuel is used by the related Obligor and with respect to which use by the related Obligor, the related Obligor is obligated to deliver to the related Originator or the Servicer at least once each calendar month a Burn Accrual Report.

Eligible Stockpile Receivable Concentration Limit:  At any time, 25.0%.

Environmental Laws: Any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, to emissions, discharges or releases of Contaminants into the environment, including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants, or to Remedial Action.

Environmental Liabilities and Costs: With respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

Environmental Lien: Any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

ERISA Affiliate: Any trade or business (whether or not incorporated) under common control with Performance Guarantor within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

                (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                (ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Availability: As of any date of determination, prior to the occurrence of an Unmatured Amortization Event, an Amortization Event of the Facility Termination Date, and provided that on such day all of the conditions precedent set forth in Section 6.2 hereof are satisfied, the amount (if any) by which the Borrowing Base exceeds the Aggregate Principal.

Excluded Taxes: All taxed referred to in Section 10.1(iii), excluding those referred to in the proviso clause of such section.

Extended Term Receivable: Any Receivable which by its terms is due and payable between 30 and 66 days of the original billing date therefor and is not a Receivable described in subclauses (x) or (y) of clause (v) of the definition of Eligible Receivable.

Extended Term Concentration Limit:  At any time, 6%.

Facility Account: Borrower's account no. 2000014795736 at Wachovia (or First Union National Bank).

Facility Termination Date:  The earliest of (i) the Liquidity Termination Date,
(ii) the Amortization Date and (iii) July 30, 2004.

Federal Bankruptcy Code: Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

Federal Funds Effective Rate: For any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

Fee Letter: That certain letter agreement dated as of the date hereof among Borrower, Performance Guarantor and the Agent, as it may be amended or modified and in effect from time to time.

Final Payout Date: The date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

Finance Charges: With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

Funding Agreement: (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

Funding Source: (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

GAAP: At any time, generally accepted accounting principles in effect in the United States of America at such time.

Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indebtedness: Of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, and (vii) Contingent Obligations.

Independent Director: A member of the Board of Directors of Borrower who is not at such time, and has not been at any time during the preceding five (5) years:
(i) a creditor, supplier, director, officer, employee, family member, manager or contractor of A.T. Massey, Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower), (ii) a direct or indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, A.T. Massey, Performance Guarantor, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or (iii) a person who controls (whether directly, indirectly or otherwise) A.T. Massey, Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower) or any creditor, supplier, employee, officer, director, manager or contractor of A.T. Massey, Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower).

Intercreditor Agreement: That certain Intercreditor Agreement, dated as of the date hereof, by and between the Agent and Citicorp USA, Inc. in its capacity as collateral agent (the "Collateral Agent") for the financial institutions from time to time party to the Credit Agreements and relating to, among other things, the pledge by Massey Coal Sales Co., Inc. of its interest in the capital stock of Borrower to the Collateral Agent, as it may be amended or modified and in effect from time to time.

Interest: For each respective Interest Period relating to Loans of the Liquidity Banks, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.

Interest Period: With respect to any Loan held by a Liquidity Bank:

                (i) if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six \ months, or such other period as may be mutually agreeable to the Agent and Borrower, commencing on a Business Day selected by Borrower or the Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

                (ii) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

Interest Rate: With respect to each Loan of the Liquidity Banks, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

Interest Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

Lender:  Blue Ridge and each Liquidity Bank.

LIBO Rate: For any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M *Index** Q *Go**" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (i) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

LIBO Rate Loan:  A Loan which bears interest at the LIBO Rate.

Lien: With respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

Liquidity Agreement: That certain Liquidity Purchase Agreement, dated the date hereof, by and among Blue Ridge, the financial institutions from time to time party thereto and Wachovia Bank, National Association, as the same may be amended, modified, waived and/or restated.

Liquidity Banks:  As defined in the preamble in this Agreement.

Liquidity Commitment: As to each Liquidity Bank, its commitment under the Liquidity Agreement (which shall equal 102% of its Commitment hereunder).

Liquidity Funding: (i) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Blue Ridge Loan, or (ii) any Loan made by a Liquidity Bank in lieu of Blue Ridge pursuant to Section 1.1.

Liquidity Termination Date:  The earlier to occur of the following:

                (i) the date on which the Liquidity Banks' Liquidity Commitments expire (which expiration date, as of the Closing Date, is scheduled to occur on July 30, 2004), cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

                (ii) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (A) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (B) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

Loan: Any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.

Loan Parties:  As defined in the preamble to this Agreement.

Lock-Box: Each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

Loss Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) 2.0, times (ii) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (iii) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

Material Adverse Effect: A material adverse effect on (i) the financial condition or operations of any Loan Party and its Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

Material Indebtedness:  As defined in Section 9.1(f).

Monthly Report: A report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to
Section 8.5.

Monthly Reporting Date: The 15th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

Moody's:  Moody's Investors Service, Inc.

Multiemployer Plan:  As defined in Sections 4201 et seq. of ERISA.

Net Pool Balance: At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the aggregate amount by which the Outstanding Balance of all Eligible Stockpile Receivables that are Eligible Receivables exceeds the Eligible Stockpile Receivable Concentration Limit, (iii) the aggregate amount by which the Outstanding Balance of all Quality Accrual Receivables that are Eligible Receivables exceeds the Quality Accrual Receivables Concentration Limit, and
(iv) the aggregate amount by which the Outstanding Balance of all Extended Term Receivables that are Eligible Receivables exceeds the Extended Term Concentration Limit.

Net Worth:  As defined in the Receivables Sale Agreement.

Obligations:  As defined in Section 2.1.

Obligor:  A Person obligated to make payments pursuant to a Contract.

Obligor Concentration Limit: At any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

                                                                            Allowable % of Eligible
                   S&P Rating                     Moody's Rating                  Receivables
        -------------------------------------------------------------------------------------------
                      A-1+                             P-1                             12%
        -------------------------------------------------------------------------------------------
                       A-1                             P-1                             12%
        -------------------------------------------------------------------------------------------
                       A-2                             P-2                             10%
        -------------------------------------------------------------------------------------------
                       A-3                             P-3                              5%
        -------------------------------------------------------------------------------------------
        Below A-3 or Not Rated by either    Below P-3 or Not Rated by
                 S&P or Moody's               either S&P or Moody's                  3.25%
        -------------------------------------------------------------------------------------------

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of "Required Reserve," upon Borrower's request from time to time, the Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "Special Concentration Limit"), it being understood that any Special Concentration Limit may be cancelled by the Agent upon not less than five (5) Business Days' written notice to the Loan Parties.

Originator: Each of Massey Coal Sales Company, Inc., Central West Virginia Energy Company and Central Penn Energy Company, Inc., in its capacity as a seller under the Receivables Sale Agreement.

Outstanding Balance: Of any Receivable at any time means the then outstanding principal balance thereof. Participant: As defined in Section 12.2.

PBGC:  The Pension Benefit Guaranty Corporation, or any successor thereto.

Pension Plan: A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Performance Guarantor:  Massey Energy Company.

Performance Undertaking: That certain Performance Undertaking, dated as of the date hereof, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.

Permit: Any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Plan: At any time, an employee pension benefit plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Performance Guarantor or any of its Subsidiaries for employees of the Performance Guarantor or any of its Subsidiaries or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer, at least one of which is not a member of the Controlled Group, makes contributions and to which the Performance Guarantor or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

Pooled Commercial Paper: Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

Prime Rate: A rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

Pro Rata Share: For each Liquidity Bank, a percentage equal to the Commitment of such Liquidity Bank, divided by the Aggregate Commitment.

Proposed Reduction Date:  As defined in Section 1.3.

Purchasing Liquidity Bank:  As defined in Section 12.1(b).

Quality Accrual Receivable: Any Receivable as to which the related Originator has accrued any debit or credit on its internal accounting system for any increase or decrease in the quality of the goods shipped that give rise to such Receivable, which increase or decrease in quality is in relation to the quality requirements of the related Contract.

Quality Accrual Receivable Concentration Limit:  At any time, 2.50%.

Rating Agency Condition: That Blue Ridge has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

Receivable: All indebtedness and other obligations owed to Borrower or any Originator (whether now owned or hereafter arising through and including the Termination Date, at the times such indebtedness or other obligation arises and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Borrower or an Originator has a security interest or other interest (whether now existing or hereafter arising through and including the Termination Date), including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, relating to coal, synfuels or other fuel and further includes, without limitation, (i) the obligation to pay any Finance Charges with respect thereto, and (ii) all Bookout Receivables, but excluding in all cases any Reconveyed Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such indebtedness, rights or obligations as a separate payment obligation.

Receivables Sale Agreement: That certain Receivables Sale Agreement, dated as of the date hereof, among the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

Reconveyed Receivable: Any Receivable transferred by an Originator to Borrower under the Receivables Sale Agreement, that (a) subsequent to such transfer (i) becomes subject to any event described in Section 1.4 of the Receivables Sale Agreement and (ii) the full Outstanding Balance thereof is received by Borrower as a Purchase Price Credit (as defined in the Receivables Sale Agreement) or in cash from such Originator as provided for in the Receivables Sale Agreement, and
(b) following the satisfaction of the conditions described in clause (a) of this definition, is identified in the Monthly Report next following such event and payment as a Reconveyed Receivable.

Records: With respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

Reduction Notice:  As defined in Section 1.3.

Regulatory Change:  As defined in Section 10.2(a).

Related Security: All of Borrower's right, title and interest in, to and under the Performance Undertaking and with respect to any

Receivable:

                (i) all of Borrower's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                (iv) all service contracts and other contracts and agreements associated with such Receivable,

                (v)     all Records related to such Receivable,

                (vi) all of Borrower's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

                (vii)   all proceeds of any of the foregoing.

Release: With respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

Release Agreement: The Payment Direction and Partial Release Agreement, dated as of January 31, 2003 by and among each of the Originators, Borrower, Citicorp USA, Inc. and Wachovia, as it may be amended or modified and in effect from time to time.

Remedial Action: All actions required to (a) clean up, remove, treat or in any other way address the Release of any Contaminant into the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or the environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

Required Capital Amount:  As defined in the Receivables Sale Agreement.

Required Liquidity Banks: At any time, Liquidity Banks with Commitments in excess of 66-2/3% of the Aggregate Commitment.

Required Notice Period:  Two (2) Business Days.

Required Reserve: On any day during a Calculation Period, the product of (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, and (ii) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

Required Reserve Factor Floor: For any Calculation Period, the sum (expressed as a percentage) of (i) 13% plus (ii) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

Requirement of Law: With respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Responsible Officer: With respect to any Person, any Authorized Officer of such Person and any executive officer of such Person, including, without limitation, any controller, assistant controller, vice president of tax, general counsel, treasurer and assistant treasurer.

Restricted Junior Payment: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

S&P: Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

Secured Parties:  The Indemnified Parties.

Servicer: At any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

Servicing Fee:  For each day in a Calculation Period:

                (i) an amount equal to (A) the Servicing Fee Rate (or, at any time while A.T. Massey or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services), times (B) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (C) 1/360; or

                (ii) on and after the Servicer's reasonable request made at any time when A.T. Massey or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (A) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (B) the number of days in the current Calculation Period.

Servicing Fee Rate:  1.0% per annum.

Servicing Reserve: For any Calculation Period, the product (expressed as a percentage) of (i) the Servicing Fee Rate, times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

Settlement Date: (i) the 2nd Business Day after each Monthly Reporting Date, and
(ii) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks.

Settlement Period: (i) in respect of each Loan of Blue Ridge, the immediately preceding Calculation Period, and (ii) in respect of each Loan of the Liquidity Banks, the entire Interest Period of such Loan.

Subsidiary: Of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by the Performance Guarantor or one or more Subsidiaries, or by the Performance Guarantor and one or more Subsidiaries.

Synfuel:  Appalachian Synfuels, LLC

Synfuel Receivable: Any Receivable that includes an amount billed to the related Obligor that is due and owing to Synfuel.

Tax Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Taxes:  All taxes other than Excluded Taxes.

Termination Date:  As defined in the Receivables Sale Agreement.

Terminating Tranche:  As defined in Section 4.3(b).

Transaction Documents: Collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Intercreditor Agreement, the Release Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

Unmatured Amortization Event: An event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

Wachovia:  Wachovia Bank, National Association in its individual capacity.

Withdrawal Liability: Has the meaning set forth in Sections 4201 et seq. of ERISA.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

                                   EXHIBIT II

                            FORM OF BORROWING NOTICE

                                   ----------

                                [Borrower's Name]

                                BORROWING NOTICE
                           dated ______________, 20__
                     for Borrowing on ________________, 20__

Wachovia Bank, National Association, as Agent
191 Peachtree Street, N.E., GA-8407
Atlanta, Georgia 30303

Attention:  Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

                Reference is made to the Credit and Security Agreement dated as of _________, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among ___________ (the "Borrower"), _____________, as initial Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank National Association, individually and as Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

                1. The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

                (a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;


                (b)     each of its representations and warranties contained in
Section 5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

                (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;

                (d)     the Facility Termination Date has not occurred; and

                (e) after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

                2. The [Servicer, on behalf of the] Borrower hereby requests that Blue Ridge (or their respective Liquidity Banks) make an Advance on ___________, 20__ (the "Borrowing Date") as follows:

                (a)     Aggregate Amount of Advance: $_____________.

                (b) If the Advance is not funded by Blue Ridge, [Servicer on behalf of the] Borrower requests that the Liquidity Banks make an Alternate Base Rate Loan that converts into LIBO Rate Loan with an Interest Period of _____ months on the third Business Day after the Borrowing Date).

                3.      Please disburse the proceeds of the Loans as follows:

                [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________].

                IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of ___________, _____.

                               [_______________________, as Servicer,
                               on behalf of:] ____________., as Borrower

                               By:
                                  -------------------------------------------
                               Name:
                                    -----------------------------------------
                               Title:
                                     ----------------------------------------

                                   EXHIBIT III

          PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF RECORDS;

                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

                                   EXHIBIT IV

           NAMES OF COLLECTION BANKS; LOCK-BOXES & COLLECTION ACCOUNTS

       LOCK-BOX                                       RELATED COLLECTION ACCOUNT
-----------------------------------------------------------------------------------------
P.O. Box 75348                             Name of Current Account Holder: Massey
Charlotte, NC  28275                       Coal Sales Company, Inc.
                                           Account Number: 6261-070525
                                           Bank Name: Wachovia Bank, National Association
                                           ABA Number:  051400549
                                           Contact Person: Ms. Robin Steffey
                                           Contact's Tel: 540-563-7341
                                           Contact's Fax: 540-563-6320
-----------------------------------------------------------------------------------------
None                                       Name of Current Account Holder: Massey
                                           Coal Sales Company, Inc.
                                           Account Number: 201367459
                                           Bank Name: SunTrust Bank
                                           ABA Number: 061000104
                                           Contact Person: Mr. Gray Key
                                           Contact's Tel: 804-782-5237
                                           Contact's Fax: 804-782-5413
-----------------------------------------------------------------------------------------
P.O. Box  640048                           Name of Current Account Holder: Massey
Pittsburgh, PA  15264-0048                 Coal Sales Company, Inc.
                                           Account Number:  1001342736
                                           Bank Name:  PNC Bank, National Association
                                           ABA Number:  04000096
                                           Contact Person:  Mr. George Seifert
                                           Contact's Tel:  412-762-4996
                                           Contact's Fax:  412-762-6264
-----------------------------------------------------------------------------------------
None                                       Name of Current Account Holder: Massey
                                           Coal Sales Company, Inc., d/b/a Massey
                                           Metallurgical Coal Inc.
                                           Account Number:  201708329
                                           Bank Name:  SunTrust Bank
                                           ABA Number:  201367459
                                           Bank Name:  SunTrust Bank
                                           ABA Number:  061000104
                                           Contact Person:  Mr. Gray Key
                                           Contact's Tel:  804-782-5237
                                           Contact's Fax:  804-782-5413
-----------------------------------------------------------------------------------------

P.O. Box  642052                           Name of Current Account Holder: Massey
Pittsburgh, PA  15264-2052                 Coal Sales Company, Inc., d/b/a Massey
                                           Metallurgical Coal Inc.
                                           Account Number: 10-1093-8611
                                           Bank Name: PNC Bank, National Association
                                           ABA Number: 04000096
                                           Contact Person: Mr. George Seifert
                                           Contact's Tel: 412-762-4996
                                           Contact's Fax: 412-762-6264
-----------------------------------------------------------------------------------------
P.O. Box 751999                            Name of Current Account Holder:  d/b/a
Charlotte, NC  28275-1999                  Central WV Energy Sales
                                           Account Number:  1841247060
                                           Bank Name: Wachovia Bank, National Association
                                           ABA Number: 051400549
                                           Contact Person: Ms. Robin Steffey
                                           Contact's Tel: 540-563-7341
                                           Contact's Fax: 540-563-6320
-----------------------------------------------------------------------------------------

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

To:  Wachovia Bank, National Association, as Agent

        This Compliance Certificate is furnished pursuant to that certain
Credit and Security Agreement dated as of __________, 2003 among __________ (the "Borrower"), ____________ (the "Servicer"), the Lenders party thereto and Wachovia Bank, National Association, as agent for such Lenders (the "Agreement") and the Performance Undertaking (as defined in the Agreement).

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1. I am the duly elected [Chief Financial Officer] of the [Borrower] [Performance Guarantor].

        2. I have reviewed the terms of the Agreement [add for Compliance Certificate of Performance Guarantor: , the Receivables Sale Agreement and the Performance Undertaking] and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower [add for Compliance Certificate of Performance Guarantor: , the Originators, the Performance Guarantor] and [its] [their respective] Subsidiaries during the accounting period covered by the attached financial statements.

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 6 below].

        4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

        5. I have no knowledge of any relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $20,000,000 or which grants any non-monetary relief to the prevailing party therein that was rendered against the Performance Guarantor, any Originator, Borrower or any of their respective Subsidiaries (whether or not satisfied or stayed) during the fiscal quarter ended on the date hereof[, except as set forth in paragraph 7 below].

        [6.     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
____________________].

        [7.     Described below are the exceptions, if any, to paragraph 5 by listing, in detail, the parties, subject matter, nature and amount of relief granted to the prevailing party:]

        [add the following for the Compliance Certificate of Performance
Guarantor: 8.Setting forth on Schedule II are the calculations required to establish whether the Performance Guarantor was in compliance with the requirements of Section 6A of the Performance Undertaking on the date of the attached financial statements.]

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

        A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: _______________

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

        A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: _______________

                                   EXHIBIT VI

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                          COLLECTION ACCOUNT AGREEMENT

                               _____________, 2003

[Collection Bank Name]
[Collection Bank Address]

Attn:  ____________________
Fax No. (___) ______________

        Re:     [Name of current Lock-Box owner]/[Borrower's Name]

Ladies and Gentlemen:

        Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a "Lock-Box") of which [Collection Bank Name], a _________ banking association (hereinafter "you"), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated _______________, originally by and between _____________ (the "Company") and you (the "Service Agreement").

        1. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no. _____________ (the "Lock-Box Account").

        2. The Company hereby informs you that it has transferred to its affiliate, [Borrower Name], a ____________ [corporation] (the "Borrower") all of the Company's right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items. Accordingly, the Company and Borrower hereby request that the name of the Lock-Box Account be changed to "[Borrower Name]" Borrower hereby further advises you that it has pledged the receivables giving rise to such items to a group of lenders for whom Wachovia Bank, National Association acts as agent (in such capacity, the "Agent") and has granted a security interest to the Agent in all of Borrower's right, title and interest in and to the Lock-Box Account and the funds therein.

        3. Each of the Company and Borrower hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Agent in the form attached hereto as Annex A:

                (i) the name of the Lock-Box Account will be changed to "Wachovia Bank, National Association, as Agent" (or any designee of the Agent), and the Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, Borrower, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request,
        (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

                Bank Name:                Wachovia Bank, National Association
                Location:                 Charlotte, NC
                ABA Routing No.:          ABA # 053000219
                Credit Account No.:       For credit to Blue Ridge Asset Funding
                                          Account #2000010384921
                Reference:                Blue Ridge/[the Seller Name]
                Attention:                Douglas R. Wilson, tel. (704) 374-2520

or to such other account as the Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or Borrower will be sent to the Agent at the following address:

                                Wachovia Bank, National Association, as Agent 191 Peachtree Street
                                Mail Stop GA-8407
                                Atlanta, GA  30303
                                Attn: Elizabeth K. Wagner,
                                      Asset-Backed Finance
                                FAX: (404) 332- 5152

Moreover, upon such notice, the Agent will have all rights and remedies given to the Company (and Borrower, as the Company's assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

        4. You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or Borrower except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

        5. You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

        6. The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Collection Bank's holding company].

        7. Borrower agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by Borrower pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and
(d) any failure of Borrower to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from Borrower with respect thereto or to the service provided hereunder.

        8. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _________, WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE FROM AND AFTER JULY 1, 2001. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

        9. This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

        Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                               Very truly yours,

                               [NAME OF CURRENT LOCK-BOX OWNER]

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               [BORROWER NAME]


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


Acknowledged and agreed to as of the
date first above written:

[COLLECTION BANK]


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                     ANNEX A

                                 FORM OF NOTICE

                          [On letterhead of the Agent]

                                     [Date]

[Collection Bank Name]
[Collection Bank Address]

Attn:  ____________________
Fax No. (___) ______________

        Re:     [Name of current Lock-Box owner]/[Borrower Name]


Ladies and Gentlemen:

        We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated ____________, 2003 (the "Letter Agreement") among [Name of current Lock-Box Owner], [Borrower Name], you and us, to have the name of, and to have exclusive ownership and control of, account no. __________ identified in the Letter Agreement (the "Lock-Box Account") maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

        We appreciate your cooperation in this matter.

                               Very truly yours,

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Agent

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                   SCHEDULE 1

                          LOCK-BOX POST OFFICE ADDRESS
           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

           -----------------------------------------------------------

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

        THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________
("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

        A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Credit and Security Agreement dated as of __________, 2003 by and among ____________, as Borrower, ___________________, as Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, as Agent, and the Liquidity Banks party thereto (as amended, modified or restated from time to time, the "Credit and Security Agreement") and that certain Liquidity Asset Purchase Agreement dated as of __________, 2003 by and among Blue Ridge, the Liquidity Banks from time to time party thereto and Wachovia Bank, National Association, as Agent (as amended, modified or restated from time to time, the "Liquidity Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.

        B. Assignor is a Liquidity Bank party to the Credit and Security Agreement and the Liquidity Agreement, and Assignee wishes to become a Liquidity Bank thereunder; and

        C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, Assignor's Commitment, Assignor's Liquidity Commitment and (if applicable) Assignor's Loans as set forth herein.

                                    AGREEMENT

        The parties hereto hereby agree as follows:

        (1) The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Blue Ridge, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Liquidity Bank party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

        (2) If Assignor has no outstanding principal under the Credit and Security Agreement or the Liquidity Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

        (3) If Assignor has any outstanding principal under the Credit and Security Agreement and Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding principal of Assignor's Loans and, without duplication, Assignor's Percentage Interests (as defined in the Liquidity Agreement) (such amount, being hereinafter referred to as the "Assignee's Principal"); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee's Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment, Liquidity Commitment, Loans (if applicable) and Percentage Interests (if applicable) and all related rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and the Liquidity Agreement.

        (4) Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement or the Liquidity Agreement.

        (5) Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

        (6) By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Liquidity Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents or the Liquidity Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit and Security Agreement, the Liquidity Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor, any Affiliate of Borrower or the performance or observance by Borrower, any Obligor, any Affiliate of Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of each of the Transaction Documents and the Liquidity Agreement, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Blue Ridge, Borrower or any other Liquidity Bank or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents and the Liquidity Agreement; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents and the Liquidity Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Liquidity Agreement, the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as a Liquidity Bank or, when applicable, as a Lender.

        (7) Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Credit and Security Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.

        (8) Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

        (9) THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (10) Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                               [ASSIGNOR]


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------



                               [ASSIGNEE]


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

Date:  _____________, ______

Transferred Percentage:    ____________%

                      A-1              A-2              B-1              B-2               C-1               C-2
---------------------------------------------------------------------------------------------------------------------
Assignor           Commitment       Commitment      Outstanding     Ratable Share       Liquidity         Liquidity
                   (prior to      (after giving    principal (if    of Outstanding      Commitment       Commitment
                 giving effect    effect to the         any)          principal         (prior to       (after giving
                     to the         Assignment                                        giving effect     effect to the
                   Assignment       Agreement)                                            to the         Assignment
                   Agreement)                                                           Assignment       Agreement)
                                                                                        Agreement)
---------------------------------------------------------------------------------------------------------------------

                      A-1              A-2              B-1              B-2               C-1               C-2
---------------------------------------------------------------------------------------------------------------------
Assignee           Commitment       Commitment      Outstanding     Ratable Share       Liquidity         Liquidity
                   (prior to      (after giving    principal (if    of Outstanding      Commitment       Commitment
                 giving effect    effect to the         any)          principal         (prior to       (after giving
                     to the         Assignment                                        giving effect     effect to the
                   Assignment       Agreement)                                            to the         Assignment
                   Agreement)                                                           Assignment       Agreement)
                                                                                        Agreement)
---------------------------------------------------------------------------------------------------------------------

Address for Notices

---------------------------

---------------------------
Attention:
Phone:
Fax:

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:     _______________________, Assignor
        _______________________
        _______________________
        _______________________

TO:     _______________________, Assignee
        _______________________
        _______________________
        _______________________

        The undersigned, as Agent under the Credit and Security Agreement dated as of ______, ____ by and among ___________, a _________ corporation, _________, as Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, as Agent, and the Liquidity Banks party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, 2003 between __________________, as
Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

        1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

        2. Each of the undersigned hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Credit and Security Agreement.

        [3.     Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                               Very truly yours,

                               WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Agent

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               BLUE RIDGE ASSET FUNDING CORPORATION

                               BY: WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as attorney-in-fact

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

****[Borrower hereby consents to the foregoing assignment:

[BORROWER]


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:                                      ]****
      --------------------------------------

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                   See Exhibit V to Receivables Sale Agreement

                                   EXHIBIT IX

                             FORM OF MONTHLY REPORT

                          [to be provided by Wachovia]

                                    EXHIBIT X

                                   [reserved]

                                   EXHIBIT XI

                         FORM OF PERFORMANCE UNDERTAKING

        This Performance Undertaking (this "Undertaking"), dated as of January 31, 2003, is executed by Massey Energy Company, a Delaware corporation (the "Performance Guarantor") in favor of Massey Receivables Corporation, a Delaware corporation (together with its successors and assigns, "Recipient").

                                    RECITALS

        1. Massey Coal Sales Company, Inc., Central West Virginia Energy Company and Central Penn Energy Company, Inc. (collectively, the "Originators"), and Recipient have entered into a Receivables Sale Agreement, dated as of January 31, 2003 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Originators, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

        2. Performance Guarantor directly or indirectly owns one hundred percent (100%) of the capital stock of each of the Originators and Recipient, and each of the Originators, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

        3. As an inducement for Recipient to acquire Originators' accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Originators of their obligations under the Sale Agreement, as well as A.T. Massey Coal Company, Inc.'s Servicing Related Obligations (as hereinafter defined).

        4. Performance Guarantor wishes to guaranty the due and punctual performance by Originators of their obligations to Recipient under or in respect of the Sale Agreement and A.T. Massey Coal Company, Inc.'s Servicing Related Obligations (as hereinafter defined), as provided herein.

                                    AGREEMENT

        NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

        Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined). In addition:

Guaranteed Obligations: Collectively: (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of A.T. Massey Coal Company, Inc., (A) as Servicer under the Credit and Security Agreement, dated as of January 31, 2003 by and among Recipient, as Borrower, A.T. Massey Coal Company, Inc., as Servicer, Blue Ridge Asset Funding Corporation, the Liquidity Banks and Wachovia Bank, National Association, as Agent (as amended, restated or otherwise modified, the "Credit and Security Agreement" and, together with the Sale Agreement, the "Agreements") or (B) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer (all such obligations under this clause (ii), collectively, the "Servicing Related Obligations").

        Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agent or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or any Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

        Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

        Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

        Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

        Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

        (a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

        (b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (c) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

        (d) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of October 31, 2001 and September 30, 2002 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) December 31, 2001 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.

        (e) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of Performance Guarantor have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2002. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

        (f) Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor's knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Performance Guarantor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

        Section 6A. Financial Covenants. Each of the financial covenants set forth in Section 5.02 of each of the Credit Agreements is hereby incorporated by reference, as if each such covenant were set forth herein in its entirety, such incorporation by reference to be effective from and after the date on which the commitments of the financial institutions party thereto expire, cease to be available to Massey Energy Company or otherwise cease to be in full force and effect.

        Section 6B. Intercreditor Agreement. Performance Guarantor will take no action in violation of any provision of the Intercreditor Agreement or fail to take any action that could be reasonably expected to result in a violation of any provision of the Intercreditor Agreement.

        Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or any Lender against any Originator, (b) hereby waives all rights of subrogation

(whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and the Lenders against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy
Code) which Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or the Lenders. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

        Section 8. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

        Section 9. Effect of Bankruptcy. This Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

        Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

        Section 11. Taxes. (a) All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of any Tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, any Recipient receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

        (b) Notwithstanding any other provision of this Undertaking, the Performance Guarantor shall not be required to indemnify or pay any additional amounts to the Recipient (or its assigns) pursuant to this Section 11 with respect to Taxes imposed by the United States if the obligation to withhold with respect to such Taxes results from, or would not have occurred but for, the failure of the Recipient (or its assigns) to deliver to the Performance Guarantor (following written request by the Performance Guarantor) (i) a complete and properly executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Recipient (or its assigns) is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments due under this Undertaking or certifying that the income receivable pursuant to this Undertaking or any of the other Transaction Documents is effectively connected with the conduct of trade or business in the United States, (ii) a complete and properly executed Internal Revenue Service Form W-9, or any successor form prescribed by the Internal Revenue Service, (iii) any other complete and properly executed form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Tax Code), certifying that such Recipient (or its assigns) is entitled to a complete exemption from tax on payments pursuant to this Undertaking or any of the other Transaction Documents, or (iv) a complete and properly executed Internal Revenue Service Form W-8IMY and any related documents required in conjunction with such W-8IMY (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided). The Recipient (or its assigns) shall not have failed to comply with the provisions of this Section 11(b) if it is legally unable to deliver the forms described herein.

        (c) If any Recipient (or its assigns) actually receives a refund or actually realizes the benefit of a credit or reduction in respect of any Taxes for which it has received any payments pursuant to this Section 11 with respect to Taxes, such Recipient (or the assignee who received such refund or realized such benefit) shall within 45 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Performance Guarantor (but only to the extent of the payments made pursuant to this Section 11 with respect to Taxes), net of all reasonable out-of-pocket expenses of such Recipient (or such assignee) and without interest

(other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction).

        (d) References in this Section 11 to the Recipient shall also refer to and include any assignee, participant, transferee, successor or designee of all or a portion of such Recipient's rights and obligations under this Undertaking. Therefore, each assignee, participant, transferee, successor or designee shall be required to deliver or cause to be delivered to the Recipient properly completed and duly executed documents as provided in Section 11(b).

        Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

        Section 13. Successors and Assigns. This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.

        Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

        Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

        Section 17. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

        Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

        IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                               MASSEY ENERGY COMPANY

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               Address for Notices:
                                                   -----------------------------

                                   SCHEDULE A

                         COMMITMENTS OF LIQUIDITY BANKS

                  LIQUIDITY BANK                           COMMITMENT
        --------------------------------------------------------------
        Wachovia Bank, National Association               $ 80,000,000
        --------------------------------------------------------------

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT

                       ON OR PRIOR TO THE INITIAL PURCHASE

  Reference is made to that Wachovia/Massey Securitization Transaction Closing
      Checklist, Closing Date January 31, 2003 and each of the agreements, certificates, opinions and other documents referenced therein.

                                        1